UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Siouxland Ethanol, LLC
(Exact name of registrant as specified in its charter)

Nebraska	22-3902184

(State of incorporation or	(IRS Employer Identification No.)
organization)

110 East Elk St.
Jackson, Nebraska	58743

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☑
Securities Act registration statement file number to which this form relates: 333-123473
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
NONE
Securities to be registered pursuant to Section 12(g) of the Act:

Limited Liability Company Membership Units
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     Incorporated by reference herein is the description of the Registrant’s limited liability company membership units set forth in the section entitled “Description of Membership Units” and “Summary of Our Operating Agreement” in the prospectus included in the Registrant’s Registration Statement on Form SB-2 (File No. 333-123473), as amended, initially filed with the Securities and Exchange Commission on March 21, 2005, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended.
Item 2. Exhibits.
3.1	Articles of Organization of Siouxland Ethanol, LLC (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (Commission File 333-123473) filed on March 21, 2005).

3.2	Amended and Restated Operating Agreement of Siouxland Ethanol, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (Commission File 333-123473) filed on March 21, 2005)

4.1	Form of Membership Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (Commission File 333-123473) filed on March 21, 2005)

4.2	Form of Subscription Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to Registrant’s Registration Statement on Form SB-2 (Commission File 333-123473) filed on July 1, 2005)

4.3	Amended and Restated Escrow Agreement (incorporated by reference to Exhibit 4.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2 (Commission File 333-123473) filed on July 22, 2005)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIOUXLAND ETHANOL, LLC
Date: January 26, 2007	By	/s/ Tom Lynch
Tom Lynch, Chairman and President